Exhibit 23.4

CONSENT OF BDO SEIDMAN LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Natus Medical Incorporated

San Carlos, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 4, 2005, relating to the consolidated financial statements and schedule of Natus Medical Incorporated appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

/s/ BDO Seidman LLP

San Francisco, California

April 27, 2006